UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18801 N Thompson Peak Pkwy Ste 380, Scottsdale, AZ 85255

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On September 5, 2025, the Board of Directors (the “Board”) of Safety Shot, Inc. (the “Company”) appointed Mitchell Rudy as a director to serve until the Company’s 2026 Annual Meeting of Shareholders. Mr. Rudy will receive compensation consistent with the Company’s non-employee directors.

On August 25, 2025, the Company entered into a Securities Purchase Agreement with Lucky Dog Holdings, a company founded and controlled by Mr. Rudy, for a private investment in public equity of 51,921,080 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.4815 per share. The aggregate purchase price was $25,000,000, which was paid in the form of BONK tokens. The transaction was approved by the Board by unanimous written consent on August 25, 2025. This transaction closed on August 29, 2025.

On August 8, 2025, the Company entered into a Securities Purchase Agreement (the “August 8 Securities Purchase Agreement”) with Lucky Dog Holdings, a company founded and controlled by Mr. Rudy for a private investment in public equity of 35,000 shares of the Company’s Series C Preferred Stock (the “Series C Preferred”) at a purchase price of $25,000,000, which was paid in the form of BONK tokens. The conversion price of the Series C Preferred is $1.081, which results in the total number of shares Common Stock into which such 35,000 shares of Series C Preferred can be converted is 32,377,428 shares of Common Stock. The August 8 Securities Purchase Agreement provides for the designation of Mr. Rudy as a member of the Board of the Company. On August 8, 2025, the Company also entered into a Revenue Sharing Agreement (the “Revenue Sharing Agreement”) with Lucky Dog Holdings, for 100,000 shares of Series C Preferred in exchange for an amount equal to 10% of all gross revenue of LetsBonk.fun in perpetuity. The total number of shares of Common Stock into which such 100,000 shares of Series C Preferred can be converted into is 92,506,938 shares of Common Stock. These transactions were approved by the Board by unanimous vote on August 5, 2025.

Mr. Rudy does not have any family relationships with any of the Company’s directors or executive officers.

Item 7.01 Regulation FD Disclosure.

On September 5, 2025, the Company issued a press release announcing Mr. Rudy’s appointment to the Board as discussed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release announcing appointment of Mitchell Rudy as a director
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2025

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer